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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-74320, 333-20321, 333-75281, 333-88985) and
Forms S-8 (Nos. 33-43716, 33-71920, 333-02888, 333-69591, 333-89909, 333-87421)
of Cephalon, Inc. of our report dated February 18, 2000, except as to the information presented in Note 14 for which the date is March 13, 2000, relating to the financial statements of Anesta Corp. which appears in the Current Report on Form 8-K of Cephalon, Inc. dated October 10, 2000.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Salt Lake City, UT
October 17, 2000